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                                                                      EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

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    WHOLLY-OWNED SUBSIDIARIES:

      Americo Services, Inc.....................................    Missouri

      United Fidelity Life Insurance Company....................    Texas

      Great Southern Life Insurance Company.....................    Texas

      The College Life Insurance Company of America.............    Texas

      Loyalty Life Insurance Company............................    Texas

      National Farmers Union Life Insurance Company.............    Texas

      The Victory Life Insurance Company........................    Kansas

    50%-OWNED SUBSIDIARIES:

      Argus Health Systems, Inc.................................    Delaware

      Hereford LLP..............................................    Missouri

      College Insurance Group...................................    Missouri

      Financial Assurance Incorporated..........................    Texas

      Annuity Service Corporation...............................    Texas
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